                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


---------------------------------------------
                             Give the
For this type of account:    SOCIAL SECURITY
                             number of --
---------------------------------------------
 1. An individual's account  The individual
 2. Two or more individuals  The actual owner
    (joint account)          of the account
                             or, if combined
                             funds, any one
                             of the
                             individuals(1)
 3. Husband and wife (joint  The actual owner
    account)                 of the account
                             or, if joint
                             funds, either
                             person(1)
 4. Custodian account of a   The minor(2)
    minor
    (Uniform Gift to Minors
    Act)
 5. Adult and minor (joint   The adult or, if
    account)                 the minor is the
                             only
                             contributor, the
                             minor(1)
 6. Account in the name of   The ward, minor,
    guardian or committee    or the
    for a designated ward,   incompetent
    minor, or incompetent    person(3)
    person
 7.a. The usual revocable    The grantor-
   savings trust account     trustee(1)
   (grantor is also
   trustee)
 b. So-called trust account  The actual
   that is not a legal or    owner(1)
   valid trust under State
   law
---------------------------------------------

                                        ------
                             Give the EMPLOYER
For this type of account:    IDENTIFICATION
                             number of --
                                        ------
 8. Sole proprietorship      The owner(4)
    account
 9. A valid trust estate,    The legal entity
    or pension trust         (do not furnish
                             the identifying
                             number of the
                             personal
                             representative
                             or trustee
                             unless the legal
                             entity itself is
                             not designated
                             in the account
                             title.)(5)
10. Corporate account        The corporation
11. Religious, charitable,   The organization
    educational or other
    tax-exempt organization
    account
12. Partnership account      The partnership
    held in the name of the
    business
13. Association, club or     The organization
    other tax-exempt
    organization
14. A broker or registered   The broker or
    nominee                  nominee
15. Account with the         The public
    Department of            entity
    Agriculture in the name
    of a public entity
    (such as a State or
    local government,
    school district, or
    prison) that receives
    agricultural program
    payments
                                        ------

(1) List all names first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, for business and all other entities at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempt from backup withholding on ALL payments include the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under Section 501(a), of the Internal
   Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(7).
 . The United States or any agency or instrumentalities.
 . A State, the District of Columbia, a possession of the United States, or any potential subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under Section 584(a) of the Code.
 . An exempt charitable remainder trust, or a non-exempt trust described in
   Section 4947(a)(1) of the Code.
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.
 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secre-taries, Inc., Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

 . Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 . Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including the exempt-interest dividends under Section 852 of the Code).
 . Payments described in Section 6049(b)(5) of the Code to nonresident aliens. . Payments on tax-free covenant bonds under Section 1451 of the Code.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 . Mortgage interest paid to you.

Exempt payees described above should file form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAX-PAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050(A) of the Code and the regulations promulgated thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Wilfully fully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.